Exhibit 99.1

ONCOGENEX PHARMACEUTICALS, INC.
19820 NORTH CREEK PARKWAY, SUITE 201
BOTHELL, WA 98011

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E30433-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ONCOGENEX PHARMACEUTICALS, INC.

The Board of Directors recommends you vote FOR the following proposals:

		For	Against	Abstain
1.	To approve the merger and the issuance of our common stock in the merger pursuant to the Agreement and Plan of Merger and Reorganization, dated as of January 5, 2017, by and among us, Ash Acquisition Sub, Inc., Ash Acquisition Sub 2, Inc. and Achieve Live Science, Inc.	☐	☐	☐
2.	To approve the amendment to our certificate of incorporation to effect a reverse stock split of our common stock, at a ratio not to exceed 1-for-20, with such specific ratio to be determined by our board of directors, in consultation with Achieve's board of directors, following the special meeting.	☐	☐	☐
3.	To approve the amendment to our certificate of incorporation to change the name "OncoGenex Pharmaceuticals, Inc." to "Achieve Life Sciences, Inc.".	☐	☐	☐
4.	To consider and vote upon an adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal Nos. 1, 2 and 3.	☐	☐	☐

NOTE: Please sign exactly as your name or names appear(s) on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person and state your title. PLEASE COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Please indicate if you plan to attend this meeting. ☐ **Yes** ☐ **No**

NOTE: In their discretion, the proxies may transact such other business as properly comes before the meeting or any adjournment thereof.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V.1.1

Important Notice Regarding the Availability of Proxy Materials for the Special Meetingto be Held on July [TBD], 2017:The Notice and Registration Proxy Statement/Prospectus/Information Statement are available at www.proxyvote.com. E30434-TBD ONCOGENEX PHARMACEUTICALS, INC. Special Meeting of Stockholders July [TBD], 2017 This proxy is solicited by the Board of Directors The undersigned hereby nominates and appoints Scott Cormack and John Bencich, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of ONCOGENEX PHARMACEUTICALS, INC. which the undersigned is entitled to represent and vote at the Special Meeting of Stockholders to be held at the offices of Fenwick & West, LLP, at 1191 Second Avenue, 10th Floor, Seattle, Washington, on July [TBD], 2017 at 9:00 a.m. local time, and at any and all adjournments or postponements thereof, as fully as if the undersigned were present and voting on the matters listed on the reverse side. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. (Continued and to be signed on reverse side) V.1.1